FIFTHAMENDMENT TO

LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of May 25, 2006, is entered into between HOWARD SHAO (the “Lender”), and NATURADE, INC., a Delaware corporation (the “Borrower”).

RECITALS

A. The Borrower and the Lender have entered into a LOAN AGREEMENT dated as of August 31, 2000, (the “Loan Agreement”). Capitalized terms used herein have the meanings given to them in the Loan Agreement unless otherwise specified.

B. The Borrower has requested that the Lender amend the payment provisions of the Loan Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Payments on the Loan Agreement will be amended as follows:

a.	On May 25, 2006, Borrower will authorize its transfer agent to issue one million (1,000,000) shares of Naturade Common Stock to Lender in payment of principal totaling $92,345.22 and interest of $7,654.78 for a total payment of $100,000.00.

b.	On or before June 30, 2006 Borrower will pay the remaining accrued interest of $15,096.61.

2.	Upon completion of items 1(a) and (b), the LOAN AGREEMENT between the Borrower and Lender will be considered paid in full and terminated.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

Naturade, Inc.

/s/Stephen M. Kasprisin
Stephen M. Kasprisin
Chief Financial Officer

/s/ Howard Shao
Howard Shao